                                                                    Exhibit 23.5


            CONSENT OF PRICEWATERHOUSECOOPERS, INDEPENDENT AUDITORS



Phone.com, Inc.
800 Chesapeake Drive
Redwood City
CA 94063
United States of America



29 June 2000

Our ref:  OF322.vak


Dear Sirs

We consent to the incorporation by reference in the Registration Statement (form S-8) pertaining to the Phone.com, Inc. option plans listed on the facing sheet thereof of our report dated November 4, 1999, with respect to the consolidated financial statements of APiON Telecoms Limited included in the Registration Statement of Phone.com, Inc. (Form S-1), filed with the Securities and Exchange Commission on October 28, 1999.

Yours faithfully,


/s/ PricewaterhouseCoopers